Exhibit 21

SIMMONS FIRST NATIONAL CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES
AS OF DECEMBER 31, 2019

Name of Direct or Indirect Subsidiary	State of Incorporation or Organization
Simmons Bank	AR
Simmons First Investment Group, Inc.	AR
Simmons First Insurance Services, Inc.	AR
Simmons First Properties, Inc.	TN
Simmons First Insurance Services of TN, LLC	TN
FS Providence PCC of Grenada, LLC	TN
PGR, LLC	AR
El Toro Holdings, LLC	FL
Simmons First Special Assets, Inc.	TN
PSH LLC	MO
Simmons First Auto, Inc.	TN
Simmons First Investments, Inc.	NV
Simmons First REIT of MO, LLC	MO
Simmons First SW REIT, Inc.	DE
Simmons First REIT of TN, Inc.	MD
104 A, LLC	MO
DHF LLC	MO
Harob, Inc.	TX
Heartland Insurance, LLC	AR
Simmons NMTC Holding, LLC	AR
Stillwater NMTC, LLC	OK
RB RE Holdings, LLC	MO
Santa Ana Holdings, LLC	MO
SDB Real Estate, LLC	TX
SHD LLC	TX
SWC PPR, LLC	AZ
Rockwell Community Development, Inc.	OK
FNBE Real Estate, Inc.	OK
Quad J Holdings, LLC	OK
Venture Holding Company, LLC	TN
MU Investment Property, LLC	MO
Big Creek Investors, LLC	MO
CRK Properties, Inc.	OK
WHNH, LLC	AR
Heartland Bank Liquidating Trust	AR
Montesano Investment, LLC	AR
Zwolle Investment, LLC	AR
Landmark Bank	MO
Landmark Agency of Texas, Inc.	TX
Landmark Agency, Inc.	OK
Cradduck LMB Investment Fund 2, LLC	MO

Name of Direct or Indirect Subsidiary	State of Incorporation or Organization
REI Subsidiary CDE 12, LLC	OK
SWB Recovery Corp.	TX
Simmons First Risk Management, Inc.	NV
Simmons First Mortgage Company	AR
LBI Capital Trust V	DE
SNB Capital Corporation	OK
Hardeman County Statutory Trust I	DE
Community First Statutory Trust III	DE
Landrum Statutory Trust III	DE
Landco Partners II, LP	MO
Landrum Statutory Trust IV	DE